UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2006

TheStreet.com, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-25779	06-1515824
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street 15th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 321-5000

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

             On July 5, 2006, TheStreet.com, Inc. (the “Company”) and Eric Ashman entered into a two-year Employment Agreement (the “Agreement”), pursuant to which Mr. Ashman agreed to serve as the Company’s Chief Financial Officer. The Agreement provides for an annual base salary of $260,000 per year and, for 2006, a cash bonus of at least 35% of annual salary. For 2007, the Agreement provides for a cash bonus under the Company’s annual incentive bonus plan for management and other significant employees of the Company, with the target of such bonus being 50% of annual salary. Mr. Ashman also will be granted options to purchase up to 100,000 shares of the Company’s common stock, pursuant to the Company’s Amended and Restated 1998 Stock Incentive Plan (the “Plan”), which options will vest ratably over the first three anniversaries of the grant date, subject to accelerated vesting of 50% of the then unvested options in the event of a Change of Control (as defined in the Plan).

If Mr. Ashman’s employment is terminated other than for “Cause” (as defined in the Agreement) or if he resigns for “Good Reason” (as defined in the Agreement) prior to the six-month anniversary of the first day of his employment, then he shall be entitled to receive (i) previously earned salary and bonus, and (ii) health, insurance benefits and salary for up to six months. If Mr. Ashman’s employment is terminated other than for “Cause” or if he resigns for “Good Reason” on or after the six-month anniversary of the first day of his employment, then he shall be entitled to receive (i) previously earned salary and bonus, and (ii) health, insurance benefits and salary for up to one year.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

             (c) On July 5, 2006, the Company appointed Eric Ashman to the position of Chief Financial Officer. Mr. Ashman, age 38, is a Certified Public Accountant and holds a bachelor’s in business administration degree in accounting from the University of Massachusetts. Prior to his appointment, Mr. Ashman spent nine years in a variety of positions with Text 100 Public Relations, including, from 2000 through 2005, Chief Financial Officer.

See Item 1.01 above, which is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of the Company, dated July 5, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TheStreet.com, Inc. (Registrant)

Date: July 7, 2006	By:	/s/ Thomas J. Clarke, Jr.
Chief Executive Officer

EXHIBIT INDEX

EX-99.1	Press Release of the Company, dated July 5, 2006